Exhibit 2.9



                       PLAN OF LIQUIDATION AND DISSOLUTION
                                       OF
                       MAXWORLDWIDE, INC. AND SUBSIDIARIES

           The following shall constitute the Plan of Liquidation and Dissolution (the "Plan") of MaxWorldwide, Inc. and its subsidiaries (collectively, the "Company"), pursuant to the Delaware General Corporation Law (the "DGCL").

           1. The Board of Directors of the Company (the "Board of Directors") has adopted the Plan, conditional upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 12, 2003, among the Company, Bulldog Holdings, Inc., The Excite Company, Inc. and Millie Acquisition Sub, LLC (the "Merger Agreement"), and has called a meeting of the Company's stockholders to vote on the Plan.

           2. The effective date of the Plan shall be the later of (i) the date upon which the transactions contemplated by the Merger Agreement are consummated or (ii) the date on which holders of a majority of the outstanding stock of the Company entitled to vote thereon have adopted the Plan (the "Effective Date").

           3. The Plan is intended to be a plan of liquidation and dissolution. After the Effective Date, the Company shall:

                     (a) file a certificate of dissolution pursuant to the DGCL and take all actions that may be necessary or appropriate to dissolve the Company;

                     (b) sell, exchange, lease or otherwise dispose of any remaining assets (other than cash and cash equivalents) of the Company to any person or persons for consideration and upon terms and conditions deemed by the Board of Directors to be in the best interests of the Company and its creditors and stockholders. In connection with such sale, exchange, lease or other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts, and other claims owing to the Company;

                     (c) provide such notice of dissolution, if any, to creditors and claimants of the Company as the Board of Directors, in its discretion, may determine is necessary or appropriate or as may be permitted or required by applicable law;

                     (d) (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company; (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claims against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company are likely to arise or to become known to the Company within ten years after the date of dissolution, and such claims shall be paid in full and any such provision for payment made shall be made in full so long as the Company has sufficient assets to do so;

                     (e) wind up its business activities and withdraw the Company from any jurisdiction in which it is qualified to do business; and

                     (f) distribute all of its remaining assets, if any, pro-rata to its stockholders in one or a series of distributions. Such distribution(s) shall be in cash or assets, in such amounts and at such times, as the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan) may in their discretion determine. The distributions so made shall be in complete liquidation of the Company and in exchange for the complete redemption and cancellation of all of the capital stock of the Company. As a condition to the receipt of any such distribution to stockholders, the stockholders may be required to: (i) surrender their certificates evidencing shares of stock of the Company to the Company or its agent for the purpose of recording the



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distribution thereon; or (ii) furnish the Company or its agent with satisfactory evidence of the loss, theft or destruction of any such certificate, together with a surety bond or other security or indemnity.

           4. If and to the extent deemed necessary, appropriate or desirable by applicable law or the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), the Company shall establish and set aside a reasonable amount of cash and/or property to satisfy claims against and expenses of the Company, including, without limitation, tax obligations, all expenses of the sale of the Company's assets, the collection and defense of the Company's assets, contingent, conditional, unmatured, and unknown claims, and other expenses in connection with the liquidation and dissolution provided for in this Plan (the "Contingency Reserve").

           5. If any distribution to a stockholder of the Company cannot be made because the stockholder cannot be located, the stockholder has not surrendered its certificates evidencing its shares of stock of the Company as required under the Plan, or for any other reason, the distribution to which such stockholder is entitled (unless transferred to an escrow account or trust established by the Board of Directors under this Plan) shall be transferred, at such time as the final distribution of assets is made by the Company (or by any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

           6. Adoption of this Plan by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute the approval of the Company's stockholders of the sale, exchange, lease or other disposition of all of the assets of the Company (other than the transactions contemplated by the Merger Agreement), whether such sale, exchange, lease or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for the sale, exchange, lease or other disposition of the Company's assets that are conditioned on adoption of this Plan. The Company shall be authorized to commence the sale, exchange, lease or other disposition of its assets immediately following the adoption and approval of this Plan by its stockholders or at such other time or times as may be determined by the Board of Directors in order to attain the highest value for such assets and maximize value for its stockholders and creditors. The Company's assets may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company shall not be required to obtain appraisals or other third party opinions as to the value of its assets in connection with the dissolution and liquidation.

           7. From and after the filing of the certificate of dissolution with the Delaware Secretary of State, the Company shall not engage in any business or other activity except as required to preserve the value of its assets, wind up its affairs in an orderly and businesslike manner, and distribute its assets in accordance with this Plan, or as the Board of Directors may determine to be appropriate in connection therewith and to complete the liquidation and dissolution of the Company, all in accordance with the DGCL.

           8. Except as may be limited by law, if the Board of Directors shall deem it necessary and advisable in order to effect the completion of this Plan, it may establish an escrow account or liquidating trust for the benefit of the Company's stockholders and may transfer to such escrow account or to the liquidating trustee(s) (i) any assets the retention of which may be advisable to satisfy all debts and liabilities, including without limitation, contingent, conditional, unmatured or unknown claims; and (ii) any assets held on behalf of stockholders who cannot be located. At the time an escrow account or liquidating trust is established, if any, the Board of Directors shall appoint such person or persons as it deems appropriate to serve as the escrow agent(s) or trustee(s).

           9. Unless the Board of Directors determines that the closing of the Company's stock transfer books should occur at an earlier time, the stock transfer books of the Company will close and the Company will cease to record transfers of its stock on the earliest to occur of: (i) the close of business on the record date fixed by the Board of Directors for the final distribution of assets; (ii) the close of business on the date on which the remaining assets of the Company are transferred to any escrow account or liquidating trust established by the Board of Directors under



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the Plan; and (iii) the date on which the Company ceases to exist under Delaware law (following any post-dissolution continuation period thereunder). Thereafter, certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company (except by will, intestate succession or operation of law).

           10. If the Board of Directors determines to follow the procedures set forth in Section 280 of the DGCL, then the following steps shall be taken, to the extent deemed necessary or appropriate by the Board of Directors, all in accordance with Sections 280 and 281(a) of the DGCL:

                     (a) The giving of notice of the dissolution requiring all persons having a claim against the Company, other than a claim against the Company in a pending action, suit or proceeding to which the Company is a party, to present their claims against the Company, including giving notice to persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or not mature ("Contingent Contractual Claims");

                     (b) The publication of such notice of dissolution;

                     (c) The mailing of notice of rejection to the claimant of any claim made against the Company in accordance with Section 280 of the DGCL that the Company rejects, in whole or in part;

                     (d) The mailing of offers for security to persons having Contingent Contractual Claims, in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures and the posting of such security offered and not rejected by such claimant;

                     (e) The petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejected the offer for security;

                     (f) The petitioning of the Delaware Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party ("Pending Actions Claims") (other than claims barred by Section 280 of the DGCL);

                     (g) The petitioning of the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the corporation within five years after the date of dissolution (or such longer period as the Court may determine, not to exceed 10 years from dissolution) ("Potential Future Claims");

                     (h) The posting of any security ordered by the Court of Chancery for Pending Action Claims;

                     (i) The payment of claims made and not rejected under
Section 280 of the DGCL and the payment, or the making of adequate provision for the payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company;

                     (j) The posting of any security ordered by the Court of Chancery for Contingent Contractual Claims; and

                     (k) The posting of any security ordered by the Court of Chancery for Potential Future Claims.

           11. Notwithstanding the foregoing, the Company shall not be required to follow the procedures set forth in Section 280 of the DGCL, and the adoption of the Plan by the stockholders of the Company shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution, winding up, and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) of the DGCL and to take all actions as may be necessary or appropriate in furtherance of the dissolution, winding up, and liquidation of the Company in



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accordance with this Plan and Delaware law.

           12. The Board of Directors and officers of the Company shall take all remaining action required to be taken by the Company, including (without limitation) the payment of or provision for all expenses, liabilities and obligations of the Company incurred in connection with the liquidation and dissolution of the Company as provided for herein. Without limiting the foregoing, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the discretion of the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan) pay the Company's officers, directors, employees, agents and their representatives, or any of them, compensation or additional compensation above their regular compensation, in cash or other property, and may provide for indemnification (including advancement of expenses) to such persons, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake in connection with the implementation of this Plan. Adoption of this Plan by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute the approval of the Company's stockholders of the payment of any such compensation and providing of any such indemnification (including advancement of expenses).

           13. The Board of Directors of the Company is hereby authorized, without further action by the stockholders of the Company, to do and perform or cause the officers of the Company, subject to the approval of the Board of Directors, to do and perform, any and all acts and things, to incur and pay all expenses and liabilities, to adopt all votes and resolutions, and to make, execute, deliver or adopt any and all notices, agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the discretion of the Board of Directors, for the purpose of effecting the dissolution of the Company and the winding up and complete liquidation of its business and affairs as contemplated in this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

           14. The Company shall continue to indemnify and provide for the advancement of expenses to its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, its bylaws, each as amended, and any other contractual arrangements and indemnification agreements, for actions taken in connection with this Plan and the winding-up of the business and affairs of the Company. The Company's obligation to indemnify (or advance expenses to) such persons may also be satisfied out of the assets of any escrow account or trust(s) established by the Board of Directors under this Plan. The Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), in its discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations under this Plan.

           15. The Board of Directors is authorized to take such action as it deems appropriate with respect to the Company's employee incentive compensation and employee benefit plans.

           16. The Board of Directors may modify or amend this Plan if it determines that such action would be in the best interests of the Company and its stockholders. In the event that the modification or amendment will, in the sole judgment of the Board of Directors, materially and adversely affect the interests of the stockholders, such modification or amendment will be submitted to the stockholders for approval. If the Board of Directors determines, in its sole judgment, that abandonment of this Plan would be in the best interests of the Company and its stockholders, the Board of Directors may abandon the Plan and all action contemplated thereunder, without further action by the stockholders to the extent permitted by Delaware law.



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